Exhibit 99.1
Press Release

Please refer to the document attached.

Rampart

Rampart Energy Ltd
Suite 9 Lester Court,
75a Angas Street
Adelaide SA 5000
Australia
T +61 8 8223 1681
F +61 8 8223 1685
E info@rampartenergy.com.au
www.rampartenergy.com.au
ARBN 86 115 229 984

ASX ANNOUNCEMENT

23 October, 2013

North Slope Activity Update

Overview

Rampart Energy Ltd ('Rampart') and its co-venturer Royale Energy Inc **('Royale')** are currently preparing for the commencement of the 3D seismic acquisition program over their western and central blocks on the North Slope of Alaska. This follows confirmation of these blocks having significant petroleum potential - including recovery rates anticipated to be on a par or better than similar established plays in many of the lower 48 states of the USA.

HIGHLIGHTS

- **Talking with multiple companies regarding the commencement of the forthcoming seismic shoot over both the western and central blocks;**
- **Contract award and announcement expected within the next 4 weeks;**
- **Presentation of work program in Alaska well received with follow up meetings confirmed for November;**
- **Excellent reception on US roadshow following project endorsement via the recent Netherland Sewell & Associates Prospective Resource Assessment.**

The majority of progress on the North Slope projects has been generated by Royale Energy Inc (Operator), undertaking a significant program of negotiation and liaison with the various authorities and community groups relevant to the forward program in Alaska. This has yielded some very promising results with multiple companies involved in the discussion on optimal seismic acquisition in the North Slope. For Rampart (and Royale) shareholders and stakeholders, this could translate to materially lower acquisition costs than could have been expected otherwise.

Representatives from both Rampart and Royale will be attending meetings and briefings in Alaska during early November to progress all parts of the program and commercial possibilities.

Rampart Energy Ltd
Suite 9 Lester Court,
75a Angas Street
Adelaide SA 5000
Australia
T +61 8 8223 1681
F +61 8 8223 1685
E info@rampartenergy.com.au
www.rampartenergy.com.au
ARBN 86 115 229 984

In terms of funding the acquisition of seismic, regardless of its final form and context, considerable progress has been made with the engagement of a number of domestic and international groups. The exploration rebate system in Alaska, which provides for up to 85% of eligible expenditure to be refunded for North Slope projects, creates a number of options which are normally not available for greenfield projects. Rampart is aggressively pursuing these discussions and should any material agreement be reached, an announcement will be made immediately thereafter.

Managing Director and Chief Executive Officer of Rampart Energy, Mr Torey Marshall commented "The progress that the Operator is making is admirable, given the size and complexity of the twin 3D seismic surveys involved. We are pleased to be supportive of their endeavours in any way that we can be. I believe that the small delays we have experienced against previous expectations have the potential to generate materially better outcomes for our shareholders. We are working jointly with Royale to bring those discussions full circle as rapidly as possible, which in turn will allow us to provide the final funding solution that sees the survey start on time. At this time, we have no reason to expect that the seismic survey will not commence on time during winter (in Alaska – Jan through to April) of 2014".


Rampart
Map Area
Alaska
U.S.A
Beaufort Sea
Eni
bp
REPSOL
ConocoPhillips
Kuparuk River
2.9 Billion bbls
ConocoPhillips
ExxonMobil
Shell
Prudhoe Bay
13.7 Billion bbls
Prudhoe Bay
Deadhorse
Alpine
Nuiqsut
ConocoPhillips
ExxonMobil
Trans Alaska Pipeline
ConocoPhillips
Anadarko
PROSPECTIVE SHALE OIL / GAS FAIRWAY
LINC ENERGY
50km
Oil field
Gas field
Oil and gas field
Existing unit outline
Rampart farmin areas
Oil pipelines
Main highways

Background

Rampart Energy is exploring two areas of the North Slope of Alaska for both conventional and unconventional oil.

Rampart Energy Ltd
Suite 9 Lester Court,
75a Angas Street
Adelaide SA 5000
Australia
T +61 8 8223 1681
F +61 8 8223 1685
E info@rampartenergy.com.au
www.rampartenergy.com.au
ARBN 86 115 229 984

The company signed an agreement in May of 2013 to earn into leases owned by Royale Energy Inc (NASDAQ:ROYL). Rampart believes that there is a very large upside in the area, as illustrated by the Prospective Resource numbers published in August of 2013, and notes that **exploration in the region is heavily supported by the State of Alaska's** incentive system which provides for exploration costs to be reimbursed. The work program currently consists of 3D seismic acquisition in 2014 and the drilling of 2 wells during 2015.